Exhibit 99.2

                             Aircraft Finance Trust
                        Asset Backed Notes, Series 1999-1
                          Annual Report to Noteholders
                                December 31, 2001

I. Management's Discussion and Analysis

Any statements contained herein that are not historical facts, or that might be considered an opinion or projection, whether expressed or implied, are meant as, and should be considered, forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 (as amended). Forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. Aircraft Finance Trust (AFT) assumes no obligation to update any forward-looking statements to reflect actual results or changes in the factors affecting such forward-looking statements.

Background and General

On May 5, 1999, AFT issued $1,209 million of the Initial Notes. The Initial Notes were issued in five classes; Class A-1, Class A-2, Class B, Class C and Class D. The Initial Notes were issued simultaneously with the execution of an agreement for the sale of the beneficial interests of AFT for $39 million and an agreement to acquire 36 commercial jet aircraft for $1,196 million. On January 20, 2000, AFT completed an exchange offer whereby AFT issued four classes of new Exchange Notes in exchange for the four corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D Notes remain unchanged. $3 million of the Class A-2 Initial Notes were not tendered in the exchange offer and remain outstanding.

AFT is a special purpose entity, which owns aircraft subject to operating leases. AFT's business consists of aircraft leasing activities. AFT may also engage in acquisitions of additional aircraft and sales of aircraft. Any acquisitions of additional aircraft and the related issuance of additional Notes will require confirmation by the rating agencies that they will not lower, qualify or withdraw their ratings on the outstanding Notes as a result. AFT's cash flows from such activities will be used to service the interest and principal on the outstanding Notes and to make distribution of remaining amounts to the holders of the beneficial interest certificates, after the payment of expenses incurred by AFT.

AFT's ability to generate sufficient cash from its aircraft assets to service the Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen contingent liabilities. The indenture governing the Notes requires that AFT maintain a cash reserve balance on deposit in the Collections Account and permits AFT to establish a credit facility, in order to provide a source of liquidity for AFT's obligations.

Interest incurred by AFT on the Notes and the rental and other income received by AFT under operating leases are based on combinations of variable and fixed measures of interest rates. AFT is exposed to interest rate risk to the extent that the mix of variable and fixed interest obligations under the Notes do not correlate to the mix of variable and fixed rents under operating leases. AFT has engaged advisors to monitor interest rates in order to mitigate its exposure to unfavorable variations. AFT utilizes interest rate swaps that shift the risk of fluctuations in floating rates to the counterparty in exchange for fixed payments by AFT. Risks in the use of these instruments arise from the possible inability of the counterparties to meet the terms of their contracts and from market movements in securities values and interest rates.

At December 31, 2001, AFT was a party to seven interest rate swap agreements. Under the agreements, AFT will pay a fixed rate of interest on the notional amount to the counterparty and, in turn, the counterparty will pay AFT a rate of interest on the notional amount based on 30-day LIBOR. On January 1, 2001 and December 31, 2001, the estimated fair values of these interest rate swaps were approximately $1.7 million and ($32.7) million, respectively. Due to the potential volatility of LIBOR, the fair value of AFT's interest rate swap agreements are also subject to volatility. The change in fair value of the seven interest rate swaps was due to changes in market interest rates.

Two of AFT's swap agreements expired on January 15, 2002. The notional amounts of these two swap agreements totaled $80 million.

Additional financial information regarding AFT, including AFT's annual and quarterly reports on Forms 10-K and 10-Q, respectively, have been filed with the Securities and Exchange Commission. These reports can be viewed at the SEC's website (http://www.sec.gov).

The indenture governing the Notes and other governing documents impose restrictions on how AFT operates its business. These restrictions may limit the ability to compete effectively in the aircraft leasing market under certain circumstances. For example, there are concentration limits contained in the indenture that restrict AFT's ability to lease a certain percentage of aircraft to any individual lessee, to lessees in particular countries, or to lessees in particular geographical regions. Most of AFT's competitors do not operate under such restrictions. The tables included in the section "Description of the Aircraft and Leases" illustrate such concentrations as of December 31, 2001.


Recent Developments

The Aircraft and Lessees

         Under the terms of the indenture, AFT is required to obtain annual appraisals of its aircraft. In February 2002, AFT received final appraisals of the adjusted base values of the aircraft as of December 31, 2001 from three independent appraisers that are members of the International Society of Transport Aircraft Trading. The average of the three appraisals was $1,067.9 million. Such average is below the assumed portfolio values set forth in the indenture relating to the Notes for certain months in 2002. This reduction in the appraised value of the portfolio resulted in an increase in scheduled principal payments to the Class A Notes in March 2002.

         On January 10, 2001, Trans World Airlines, Inc. ("TWA"), one of AFT's lessees, filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). TWA leases one aircraft from AFT, which represents 5.0% of the aircraft by aggregate appraised value as of December 31, 2001. By order of Judge Peter J. Walsh dated March 12, 2001, the Bankruptcy Court authorized American Airlines, Inc.'s ("American") bid, submitted on February 28, 2001, to sell substantially all of TWA's assets to American. As of March 12, 2001, AFT has entered into a new agreement with American with respect to the TWA lease. The new lease term has an expiration date of September 22, 2002. At December 31, 2001, TWA was current in its payments, which are due in arrears.

         In January 2001, a B737-300 aircraft formerly leased by a lessee based in Ireland was returned early. In March 2001, AFT delivered this aircraft to a lessee based in Switzerland for a short-term lease ending October 31, 2001. In December 2001, this aircraft was delivered to a lessee based in the United States for a three-year lease of this aircraft beginning December 15, 2001. This aircraft represents approximately 2.4% of the aggregate appraised value at December 31, 2001.

         In February 2001, AFT restructured the lease agreement with a lessee based in Spain with respect to two MD-83 aircraft and this agreement was amended in December 2001. These agreements extend the lease for an average of 27 months and reduce the rents. These aircraft represent approximately 3.2% of the aggregate appraised value at December 31, 2001.

         City Bird Belgium filed for bankruptcy in a Brussels Commercial Court and has been in bankruptcy protection since July 2001. AFT's B737-400 aircraft formerly leased to City Bird France, a subsidiary of and guaranteed by City Bird Belgium, was repossessed in October 2001. A letter of intent was signed with a lessee based in Portugal for a three-year lease commencing in March 2002. This aircraft represents 2.7% of the aggregate appraised value at December 31, 2001.

         In September 2001, AFT entered into a rent and maintenance reserves deferral agreement with a lessee based in Brazil with respect to two B767-200ER aircraft and one B737-300 aircraft. This agreement allows this lessee to defer overdue rent payments and maintenance reserves during the period from and including June 25, 2001 to and including August 31, 2001 and the deferral is repaid with interest over six months beginning September 2001. In October 2001, AFT also issued notices of default to this lessee after this lessee failed to make payments to AFT. As a result, in March 2002, AFT entered into a restructured lease agreement with respect to these aircraft to reduce the rent starting from September 2001 to the end of the lease term and to extend the leases for 24 months. The aircraft with respect to this lessee represents approximately 7.8% of the aggregate appraised value at December 31, 2001.

         In November 2001, Canada 3000 (Royal Aviation) filed for bankruptcy protection in Canada. In December 2001, the lease of one A310-300 aircraft was terminated. The aircraft is physically located in France undergoing a C-check which is expected to complete by mid-March 2002. This aircraft represents approximately 2.3% of the aggregate appraised value at December 31, 2001.

         In December 2001, AFT restructured the lease agreement with a lessee based in Ireland with respect to one B737-400 aircraft. This agreement allows this lessee to defer rental payments during the period of November 2001 to February 2002 and the deferral is repaid over 24 months starting from April 2002 with interest. This aircraft represents approximately 2.7% of the aggregate appraised value at December 31, 2001.

         In January 2002, AFT restructured the lease agreement with a lessee based in the United States with respect to a B737-300 aircraft to reduce the rents starting from January 2002 and give the lessor an extension option for 31 months. This aircraft represents approximately 2.7% of the aggregate appraised value at December 31, 2001.

         In March 2002, AFT restructured the lease agreement with a lessee based in Mexico with respect to one A320-200 aircraft. This agreement allows this lessee to defer rental payments during the period of December 2001 to March 2002 and the deferral is repaid over 24 months beginning April 2002 with interest. This aircraft represents approximately 2.6% of the aggregate appraised value at December 31, 2001.

         British Midland will be returning one B737-300 aircraft in March 2002 at the lease expiration. This aircraft was originally subject to a lease agreement with a lessee based in the Ukraine. The lease was to begin when the aircraft was returned from British Midland in March 2002. A termination letter was signed in January 2002 with this lessee based in the Ukraine. In February 2002, a contract was signed with a lessee based in the United Kingdom for a five-year lease of one B737-300 aircraft, which will be returned from British Midland in March 2002. This aircraft represents approximately 2.5% of the aggregate appraised value at December 31, 2001.

         In April 2002, one MD-83, which is currently undergoing maintenance, is expected to return from a lessee based in Italy. This aircraft represents approximately 1.8% of the aggregate appraised value at December 31, 2001.


Other Developments

         On January 20, 2000, AFT completed an exchange offer whereby AFT issued four classes of new Notes, the Exchange Notes, designated Class A-1, A-2, B and C, in exchange for the four corresponding classes of the Initial Notes. The terms of the Exchange Notes are identical in all material respects to the Initial Notes, except that the Exchange Notes are registered under the Securities Act of 1933, as amended. The Class D Notes were not exchanged and remain unchanged. $3 million of the Class A-2 Initial Notes were not tendered in the exchange offer and remain outstanding.

         As of December 31, 2001, the concentration of the five largest lessees was 39.8% of the most recent appraised value of the portfolio. One of the concentration limits in the indenture requires the five largest lessees not to exceed 35% of the most recent appraised value of the portfolio. Under the indenture, AFT is not permitted to enter into a lease agreement that would exceed certain concentration limits unless it receives rating agency confirmation that the rating agencies will not downgrade, qualify, or withdraw their ratings on the Notes. AFT received such rating agency confirmations from the rating agencies during June 2000 when the concentration limit was exceeded.

         During the year ended December 31, 2001, there were five lessees on non-accrual status. With respect to these lessees five aircraft have been returned early and the other is expected to be returned in March 2002 upon completion of a C-check. The total amount of rent and maintenance reserve payments outstanding under the leases for the six aircraft from these five lessees amounted to approximately $6.9 million as of December 31, 2001. One of these lessees, based in Brazil, owed approximately $1.0 million at December 31,

2001 for outstanding maintenance reserve payments, after the application of a $1.0 million cash security deposit. The second lessee based in the United States owed approximately $1.0 million at December 31, 2001 for outstanding maintenance reserve payments after the application of $1.1 million of cash security deposits and a letter of credit. The third lessee, based in Turkey, owed approximately $3.4 million at December 31, 2001 for outstanding rent and maintenance reserve payments after the application of $1.3 million of cash security deposits, letters of credit, and the sale of shares of stock transferred to the lessor. The fourth lessee, based in Belgium, owed approximately $0.5 million at December 31, 2001 for outstanding rent. The fifth lessee, based in Canada, owed approximately $1.0 million at December 2001 for outstanding rent and maintenance reserve payments.

         As of December 31, 2001, AFT has repaid aggregate principal on the Notes of $136.2 million, as compared to $117.3 million anticipated in the Offering Memorandum dated April 21, 1999. For a more detailed analysis of AFT's performance compared to the assumptions in the Offering Memorandum, see Analysis of Activity in the Collection Account during the Twelve Month Period and Cumulative to Date (unaudited). AFT's ability to generate sufficient cash from its aircraft assets to service the outstanding Notes will depend primarily on the rental rates it can achieve on leases, the lessees' ability to perform according to the terms of the leases and the prices it can achieve on any aircraft sales. AFT's ability to service the outstanding Notes will also depend on the level of AFT's operating expenses, including maintenance obligations that are expected to increase as the aircraft age, and any unforeseen contingent liabilities. The indenture governing the Notes requires that AFT maintain a cash reserve balance on deposit in a collections account and permits AFT to establish a credit facility, in order to provide a source of liquidity for AFT's obligations.


II. Analysis of Activity in the Collection Account during the Twelve Month Period and Cumulative to Date (unaudited)

AFT makes payments on the Notes monthly on the 15th of each month, or the next business day if the 15th is not a business day (the "Payment Date"). The amount of cash available for payment is determined on the Calculation Date, which is defined as being four business days prior to the Payment Date. For the purposes of this report, the unaudited "Twelve Month Period" comprises information from the Monthly Reports to Noteholders through December 17, 2001 and the unaudited "Cumulative to Date", comprises information from all of the Monthly Reports to Noteholders since the Closing Date, May 5, 1999, through December 17, 2001. This data has been prepared by management and was not subject to a review or examination by the external auditors.

The April 21, 1999 Offering Memorandum (the "Offering Memorandum") contains assumptions in respect of AFT's future cash flows and expenses (the "Assumed Case"). The following unaudited reports contain an analysis of the actual cash flows versus the Assumed Case for the Twelve Month Period and Cumulative to Date.

                                              Aircraft Finance Trust
                                         Asset Backed Notes, Series 1999-1
                                       Actual Cash Flows versus Assumed Case
                           Twelve Month Period - December 16, 2000 to December 17, 2001
                                                    (unaudited)

                                   Twelve Month Period ended December 17, 2001      As % of Assumed Gross Lease Revenue
                                   -------------------------------------------      -----------------------------------

                                    Actual        Assumed         Variance           Actual       Assumed      Variance
                                    ------        -------         --------           ------       -------      --------
CASH COLLECTIONS
Lease rentals                      135,120,468    135,120,468                0          100.00%      100.00%         0.00%
- Rental resets                    (7,011,044)              0      (7,011,044)           -5.19%        0.00%        -5.19%
                                 ----------------------------------------------  ------------------------------------------
Contracted lease rentals           128,109,424    135,120,468      (7,011,044)           94.81%      100.00%        -5.19%

Movement in current arrears
balance                            (3,024,518)              0      (3,024,518)           -2.24%        0.00%        -2.24%
Less net stress related costs
- Bad debts                        (1,088,144)    (1,354,905)          266,761           -0.81%       -1.00%         0.19%
- AOG                              (1,083,420)    (4,064,716)        2,981,296           -0.80%       -3.01%         2.21%
- Other leasing income                 593,530              0          593,530            0.44%        0.00%         0.44%
                                 ----------------------------------------------  ------------------------------------------
Sub-total                          (4,602,552)    (5,419,621)          817,069           -3.40%       -4.01%         0.60%

Net lease revenues                 123,506,872    129,700,847      (6,193,975)           91.41%       95.99%        -4.58%
                                 ----------------------------------------------  ------------------------------------------

Investment income                    3,774,016      2,969,284          804,732            2.79%        2.20%         0.60%

Maintenance receipts                19,185,757                      19,185,757           14.20%                     14.20%
Maintenance disbursements          (6,423,286)                     (6,423,286)           -4.75%                     -4.75%
                                 ----------------------------------------------  ------------------------------------------
Net maintenance                     12,762,471              0       12,762,471            9.45%        0.00%         9.45%

                                 ----------------------------------------------  ------------------------------------------
          Total cash collections   140,043,359    132,670,131        7,373,228          103.64%       98.19%         5.45%
                                 ----------------------------------------------  ------------------------------------------

CASH EXPENSES
Aircraft operating expenses        (4,488,809)    (5,419,622)          930,813           -3.32%       -4.01%         0.68%

SG&A expenses
Aircraft servicer fees             (4,312,749)    (4,441,605)          128,856           -3.19%       -3.29%         0.10%
Other                              (1,929,869)    (2,100,000)          170,131           -1.43%       -1.55%         0.13%
                                 ----------------------------------------------  ------------------------------------------
Sub-total                          (6,242,618)    (6,541,605)          298,987           -4.62%       -4.84%         0.22%

                                 ----------------------------------------------  ------------------------------------------
          Total cash expenses     (10,731,427)   (11,961,227)        1,229,800           -7.95%       -8.85%         0.91%
                                 ----------------------------------------------  ------------------------------------------

NET CASH COLLECTIONS
Total cash collections             140,043,359    132,670,131        7,373,228          103.64%       98.19%         5.46%
Total cash expenses               (10,731,427)   (11,961,227)        1,229,800           -7.94%       -8.85%         0.91%
Movement in expense account        (2,033,375)              0      (2,033,375)           -1.50%        0.00%        -1.50%
Interest payments                 (62,130,637)   (68,377,882)        6,247,245          -45.98%      -50.61%         4.63%
Swap receipts (payments)          (11,072,223)    (5,167,875)      (5,904,348)           -8.19%       -3.83%        -4.37%

                                 ----------------------------------------------  ------------------------------------------
          Total                     54,075,697     47,163,147        6,912,550           40.02%       34.90%         5.12%
                                 ----------------------------------------------  ------------------------------------------

Principal payments
A1                                           0              0                0            0.00%        0.00%         0.00%
A2                                (51,629,736)   (44,749,675)      (6,880,061)          -38.21%      -33.12%        -5.09%
B                                  (2,445,961)    (2,413,472)         (32,489)           -1.81%       -1.79%        -0.02%
C                                            0              0                0            0.00%        0.00%         0.00%
D                                            0              0                0            0.00%        0.00%         0.00%
                                 ----------------------------------------------  ------------------------------------------
          Total                   (54,075,697)   (47,163,147)      (6,912,550)          -40.02%      -34.90%        -5.12%
                                 ----------------------------------------------  ------------------------------------------

                                              Aircraft Finance Trust
                                         Asset Backed Notes, Series 1999-1
                                       Actual Cash Flows versus Assumed Case
                               Cumulative to Date - May 5, 1999 to December 17, 2001
                                                    (unaudited)

                                                     Cumulative to Date              As % of Assumed Gross Lease Revenue
                                   Actual         Assumed         Variance           Actual        Assumed      Variance
                                   ------         -------         --------           ------        -------      --------
CASH COLLECTIONS
Lease rentals                     352,325,193     352,325,193                0          100.00%       100.00%        0.00%
- Rental resets                   (9,571,938)               0      (9,571,938)           -2.72%         0.00%       -2.72%
- Excess rents at closing           5,924,523               0        5,924,523            1.68%         0.00%        1.68%
                               ------------------------------------------------   -----------------------------------------
Contracted lease rentals          348,677,778     352,325,193      (3,647,415)           98.96%       100.00%       -1.04%

Movement in current arrears
balance                           (3,643,243)               0      (3,643,243)           -1.03%         0.00%       -1.03%
Less net stress related costs
- Bad debts                       (3,261,562)     (3,532,902)          271,340           -0.93%        -1.00%        0.07%
- AOG                             (3,382,046)    (10,598,705)        7,216,659           -0.96%        -3.01%        2.05%
- Other leasing income                913,900               0          913,900            0.26%         0.00%        0.26%
                               ------------------------------------------------   -----------------------------------------
Sub-total                         (9,372,951)    (14,131,607)        4,758,656           -2.66%        -4.01%        1.35%

Net lease revenues                339,304,827     338,193,586        1,111,241           96.30%        95.99%        0.31%
                               ------------------------------------------------   -----------------------------------------

Investment income                  11,428,750       7,765,640        3,663,110            3.24%         2.20%        1.04%

Maintenance receipts               49,983,740                       49,983,740           14.19%                     14.19%
Maintenance disbursements        (21,549,209)                     (21,549,209)           -6.12%                     -6.12%
                               ------------------------------------------------   -----------------------------------------
Net maintenance                    28,434,531               0       28,434,531            8.07%         0.00%        8.07%

                               ------------------------------------------------   -----------------------------------------
          Total cash collections  379,168,108     345,959,226       33,208,882          107.61%        98.19%        9.42%
                               ------------------------------------------------   -----------------------------------------

CASH EXPENSES
Aircraft operating expenses       (9,152,242)    (14,131,607)        4,979,365           -2.60%        -4.01%        1.41%

SG&A expenses
Aircraft servicer fees           (11,469,507)    (11,537,958)           68,451           -3.25%        -3.27%        0.02%
Other                             (4,175,453)     (5,425,000)        1,249,547           -1.19%        -1.54%        0.35%
                               ------------------------------------------------   -----------------------------------------
Sub-total                        (15,644,960)    (16,962,958)        1,317,998           -4.44%        -4.81%        0.37%

                               ------------------------------------------------   -----------------------------------------
          Total cash expenses    (24,797,202)    (31,094,565)        6,297,363           -7.04%        -8.82%        1.78%
                               ------------------------------------------------   -----------------------------------------

NET CASH COLLECTIONS
Total cash collections            379,168,108     345,959,226       33,208,882          107.62%        98.19%        9.43%
Total cash expenses              (24,797,202)    (31,094,565)        6,297,363           -7.04%        -8.83%        1.79%
Movement in expense account      (18,214,382)               0     (18,214,382)           -5.17%         0.00%       -5.17%
Interest payments               (193,696,187)   (184,101,680)      (9,594,507)          -54.98%       -52.25%       -2.73%
Swap receipts (payments)          (6,227,261)    (13,439,141)        7,211,880           -1.77%        -3.82%        2.05%

                               ------------------------------------------------   -----------------------------------------
          Total                   136,233,076     117,323,840       18,909,236           38.66%        33.29%        5.37%
                               ------------------------------------------------   -----------------------------------------

Principal payments
A1                                          0               0                0            0.00%         0.00%        0.00%
A2                              (128,829,014)   (109,979,337)     (18,849,677)          -36.57%       -31.22%       -5.35%
B                                 (7,404,062)     (7,344,503)         (59,559)           -2.10%        -2.08%       -0.02%
C                                           0               0                0            0.00%         0.00%        0.00%
D                                           0               0                0            0.00%         0.00%        0.00%
                               ------------------------------------------------   -----------------------------------------
          Total                 (136,233,076)   (117,323,840)     (18,909,236)          -38.67%       -33.30%       -5.37%
                               ------------------------------------------------   -----------------------------------------

Notes:

The line item descriptions below should be read in conjunction with the Actual Cash Flows versus Assumed Case reports provided above.

Lease rentals. Lease rentals refers to gross revenue based on the assumptions in the offering memorandum dated April 21, 1999.

Rental resets. Rental resets are a measure of the gain or loss in rental revenue when the lease rates are different from those assumed in the Assumed Case, including lease rate adjustments for changes in interest rates on floating rate leases, seasonal adjustments in the monthly rental amount, lease extensions, renewals with current lessees at the end of the lease term, or timing differences between the Assumed Case and the actual rent payment due dates.

Excess rents at closing. Excess rents at Closing refer to the excess of the actual rental revenue over the anticipated rental revenue under the Assumed Case. AFT received rents from April 29, 1999 forward and pro-rated rental payment from the seller, for rents earned by AFT, but received by the seller(s) prior to the close of AFT.

Contracted lease rentals. Contracted lease rentals represent the current contracted lease rental rollout which equates to the Assumed Case lease rentals less adjustments for renegotiated leases, rental resets and excess rent at closing.

Movement in current arrears balance. Movement in current arrears balance is the total contracted lease rentals outstanding from current lessees at a given date and excludes any amounts classified as bad debts.

Net stress-related costs. Net stress-related costs is a combination of all the factors which can cause actual lease rentals received to differ from the contracted lease rentals. The Assumed Case estimated net stress-related costs based on a percentage of the sum of the Assumed Case lease rentals and the interest on the lease rentals.

Bad debts. Bad debts are total contracted lease rentals in arrears, net of security deposits drawn down, owed by lessees who have defaulted and which are deemed irrecoverable. Rental arrears from non-accrual lessees may be reclassified to Bad Debts when the aircraft is redelivered from the lessee, or such lessee files for bankruptcy protection.

Aircraft on ground ("AOG"). AOG is defined as the Assumed Case lease rental lost when an aircraft is off-lease and non-revenue earning.

Other leasing income. Other leasing income consists of miscellaneous income received in connection with a lease other than contracted rentals, maintenance receipts and security deposits, such as early termination payments or default interest.

Net lease rentals. Net lease rentals is contracted lease rentals less any movement in current arrears balance and net stress-related costs.

Interest earned. Interest earned mainly relates to interest received on cash balances held in the collection, expense and certain lessee funded accounts. Cash held in the collection account consists of the cash liquidity reserve amount of $52 million, in addition to the intra-month cash balances for all the rentals and maintenance payments collected prior to the monthly payment date. The expense account contains cash set aside to pay for expenses which are expected to be payable over the next five months. Lessee funded accounts consist of cash security deposits. In most instances, interest earned from the lessee funded accounts, accrues in favor of AFT.

Net maintenance. Net maintenance refers to maintenance reserve revenue received less any maintenance reimbursements paid. The Assumed Case assumes that, over time, maintenance revenue will equal maintenance expenditures. However, it is unlikely that in any particular note payment period, maintenance revenue will exactly equal maintenance expenses.

Aircraft   operating   expenses.   Aircraft   operating  expenses  includes  all
operational costs related to the leasing of an aircraft including costs of re-leasing, repossession and other overhead costs.

Aircraft servicer fees. Aircraft servicer fees are amounts paid to the aircraft servicer, GE Capital Aviation Services Ltd., in accordance with the terms of the servicing agreement.

Other. Other relates to fees and expenses paid to and for other service providers including the administrative agent, financial advisor, legal advisors, auditors, rating agencies, the trustees, and other selling, general and administrative expenses.

Movement in expense account. Movement in expense account relates to increases or decreases in the accrued expense amounts transferred in or out of the expense account.

Interest payments. Interest payments represent the amount of interest paid on AFT's outstanding classes of Notes issued on May 5, 1999.

Swap receipts (payments). According to the terms of the interest rate swap agreements, AFT pays a fixed rate of interest on the notional amount of the swaps to the counterparty and in turn the counterparty pays AFT a rate of interest on the notional amount based on the 30 day LIBOR rate, which will results in monthly net swap payments paid or received.

III. Description of the Aircraft and Leases

The following tables set forth details of the aircraft owned by AFT as of December 31, 2001. See "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments" for further information about events that have occurred subsequent to December 31, 2001.

     The following table identifies the 36 aircraft by type of aircraft.

                                                                         % of Aircraft by
                      Type of         Number of                        Appraised Value as of
Manufacturer         Aircraft         Aircraft         Body Type         December 31, 2001
------------         --------         --------         ---------         -----------------
Boeing               B737-300            11            Narrowbody               27.4%
                     B737-400             5            Narrowbody               12.6%
                     B767-200ER           2            Widebody                  5.3%
                     B767-300ER           4            Widebody                 24.7%

Airbus               A310-300             1            Widebody                  2.3%
                     A320-200             7            Narrowbody               19.2%
McDonnell Douglas    DC-10-30             2            Widebody                  2.2%
                     MD-83                4            Narrowbody                6.3%
                                         --                                    -----
Total                                    36                                    100.0%


         All of the aircraft hold or are capable of holding a noise certificate issued under Chapter 3 of Volume I, Part II of Annex 16 of the Chicago Convention or have been shown to comply with the Stage 3 noise levels set out in
Section 36.5 of Appendix C of Part 36 of the United States Federal Aviation Regulations.

         The following table identifies the countries in which the lessees of the 36 aircraft are based, calculated as of December 31, 2001.

                                                            % of Aircraft by
                                           Number of      Appraised Value as of
Country                                    Aircraft         December 31, 2001
-------                                    --------         -----------------
U.K.......................................     7                    22.3%
U.S.......................................     6                    14.7%
Italy.....................................     2                     9.1%
Brazil....................................     3                     7.8%
Canada....................................     3                     9.9%
China.....................................     2                     5.0%
France....................................     2                     6.7%
Indonesia.................................     1                     2.8%
India.....................................     2                     4.4%
Philippines...............................     1                     2.5%
Spain.....................................     3                     4.5%
Ireland...................................     1                     2.7%
Mexico....................................     1                     2.6%
Off lease.................................     2                     5.0%
                                              --                   -----
Total.....................................    36                   100.0%


         The following table identifies the regions in which the 36 aircraft are based, calculated as of December 31, 2001.

                                                             % of Aircraft by
                                             Number of     Appraised Value as of
Region                                       Aircraft        December 31, 2001
------                                       --------        -----------------
Developed Markets
     Europe.................................     15                  45.3%
     North America..........................      9                  24.6%
Emerging Markets
     Asia...................................      6                  14.7%
     Latin America..........................      4                  10.4%
Off lease...................................      2                   5.0%
                                                 --                 -----
Total.......................................     36                 100.0%

         The following table identifies the current lessees of the 36 aircraft, calculated as of December 31, 2001.

                                                             % of Aircraft by
                                                Number of  Appraised Value as of
Lessee                                          Aircraft     December 31, 2001
------                                          --------     -----------------
Air 2000 Limited.............................       1                 7.3%
Airtours International Airways Limited.......       2                 5.0%
America West Airlines, Inc...................       1                 2.6%
Linee Aeree Italiane S.p.A...................       1                 7.3%
British Airways..............................       1                 2.6%
British Midland Airways PLC..................       3                 7.4%
Canadian Airlines International Ltd..........       3                 9.9%
China Eastern Airlines Corporation Limited...       2                 5.0%
Continental Airlines, Inc....................       2                 2.2%
Eurofly S.p.A................................       1                 1.8%
Frontier Airlines, Inc.......................       1                 2.5%
Garuda Indonesian Airlines, pt...............       1                 2.8%
Jet Airways (India) Limited..................       2                 4.4%
Mexicana.....................................       1                 2.6%
Pace Airlines................................       1                 2.4%
Philippine Airlines..........................       1                 2.5%
Spanair S.A..................................       3                 4.5%
Societe de Transport Aerien Regional.........       2                 6.7%
TWA Airlines, LLC............................       1                 5.0%
VARIG........................................       3                 7.8%
Virgin Express S.A. N.V......................       1                 2.7%
Off lease....................................       2                 5.0%
                                                   --               -----
Total........................................      36               100.0%

Total Number of Lessees: 21

     The following table lists the 36 aircraft by seat category.

                                                              % of Aircraft by
                                                Number of  Appraised Value as of
Seat Category        Aircraft Types             Aircraft     December 31, 2001
-------------        --------------             --------     -----------------
121-170              B737-300, B737-400, MD-83     20                46.4%
135-180                               A320-200      7                19.2%
171-240       A310-300, B767-200ER, B767-300ER      7                32.3%
240+                                  DC-10-30      2                 2.1%
                                                   --               -----
Total                                              36               100.0%

         The following table identifies the aircraft by year of aircraft manufacture. The weighted average age of the 36 aircraft as of December 31, 2001 is approximately 7.3 years.

                                                             % of Aircraft by
                                          Number of        Appraised Value as of
Year of Manufacture                       Aircraft           December 31, 2001
-------------------                       --------           -----------------
1980...................................       1                       1.1%
1982...................................       1                       1.1%
1986...................................       1                       1.3%
1987...................................       2                       5.3%
1988...................................       1                       2.3%
1989...................................       1                       1.5%
1991...................................       6                      16.6%
1992...................................       4                      11.2%
1993...................................       1                       2.6%
1996...................................       5                      13.0%
1997...................................      10                      26.7%
1998...................................       1                       2.6%
1999...................................       2                      14.7%
                                             --                     -----
Total..................................      36                     100.0%

         Further particulars of the 36 aircraft, calculated as of December 31, 2001, are contained in the table below:

                                                                                                     Date         Appraised
                                                                                                      of         Value as of
             Country in which                             Aircraft           Engine       Serial     Manu-      December 31,
Region       Aircraft is based          Lessee              Type              Type        Number    facture         2001
------       -----------------          ------              ----              ----        ------    -------         ----
Europe (Developed)                                                                                                  ($000)
             France              STAR Airlines         A320-200         CFM56-5B4              737    9/97          35,255
             France              STAR Airlines         A320-200         CFM56-5B4              749    9/97          35,836
             Ireland             Virgin Express        B737-400         CFM56-3C1            28489   11/96          28,888
             Italy               Alitalia              B767-300ER       CF6-80C2B7F          30008    3/99          78,297
             Italy               Eurofly S.p.A.        MD-83            JT8D-219             53199    3/92          19,303
             Spain               Spanair S.A.          MD-83            JT8D-219             49398   11/86          13,692
             Spain               Spanair S.A.          MD-83            JT8D-219             49791    9/89          16,362
             Spain               Spanair S.A.          MD-83            JT8D-219             53198    4/91          18,519
             United Kingdom      Air 2000              B767-300ER       CF6-80C2B7F          29617    3/99          78,264
             United Kingdom      Airtours              A320-200         CFM56-5A3              221    9/91          26,698
             United Kingdom      Airtours              A320-200         CFM56-5A3              222   10/91          26,464
             United Kingdom      British Airways       B737-300         CFM56-3C1            28548   12/97          27,202
             United Kingdom      British Midland       B737-300         CFM56-3C1            28554   12/96          25,727
             United Kingdom      British Midland       B737-300         CFM56-3C1            28557    3/97          26,423
             United Kingdom      British Midland       B737-300         CFM56-3C1            28558    4/97          26,496
North America (Developed)
             United States       America West          B737-300         CFM56-3C1            28740    6/98          28,328

                                       13

             United States       Continental           DC-10-30         CF6-50C2             46584    2/80          11,611
             United States       Continental           DC-10-30         CF6-50C2             48292    2/82          11,339
             United States       Frontier Airlines     B737-300         CFM56-3C1            28563    8/97          26,861
             United States       Pace Airlines         B737-300         CFM56-3C1            28333    8/96          25,209
             United States       TWA Airlines          B767-300ER       PW4060               25403    1/92          53,415
             Canada              Canadian Airlines     A320-200         CFM56-5A1              210    7/91          26,144
             Canada              Canadian Airlines     A320-200         CFM56-5A1              231    9/91          26,525
             Canada              Canadian Airlines     B767-300ER       CF6-80C2B6F          25221    7/91          53,556
Asia (Emerging)
             China               China Eastern         B737-300         CFM56-3C1            28561    6/97          26,805
             China               China Eastern         B737-300         CFM56-3C1            28562    7/97          26,881
             India               Jet Airways           B737-400         CFM56-3C1            25663   11/92          23,696
             India               Jet Airways           B737-400         CFM56-3C1            25664   11/92          23,637
             Indonesia           Garuda                B737-400         CFM56-3C1            28490   11/96          29,449
             Philippines         Philippine            B737-300         CFM56-3C1            28559    5/97          26,266
Latin America (Emerging)
             Brazil              VARIG                 B737-300         CFM56-3C1            28564   11/97          26,798
             Brazil              VARIG                 B767-200ER       CF6-80C2B            23805    7/87          28,643
             Brazil              VARIG                 B767-200ER       CF6-80C2B            23806    7/87          27,714
             Mexico              Mexicana              A320-200         V2500-A1               373    1/93          27,969
Off lease                                              A310-300         CF6-80C2A2             448    2/88          24,811
Off lease                                              B737-400         CFM56-3C1            28491   11/96          28,849
                                                                                                                ----------
Total                                                                                                           $1,067,932
                                                                                                                ==========


                                       14